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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form S-3 (File No. 333-58329) of our report dated March 16, 1999 relating to the consolidated financial statements and consolidated financial statement schedule, which appears in BioLase Technology Inc.'s Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Costa Mesa, California
August 30, 1999